GAYLORD ENTERTAINMENT DISCUSSES OPERATING PHILOSOPHY
AND LONG-TERM GROWTH STRATEGY AT
2007 ANALYST AND INVESTOR CONFERENCE
Company Reaffirms 2007 Guidance
Provides Financial Guidance through 2010
Nashville, Tenn., (April 5, 2007) — Gaylord Entertainment Company (NYSE: GET) will today discuss several strategic growth initiatives and provide financial guidance through 2010 during its 2007 Analyst and Investor Conference being held in Washington, D.C. Participants will also tour the 2,000-room Gaylord National Resort and Convention Center scheduled to open April 2008.
In presentations being delivered starting at 9:00 a.m. EST to institutional investors and securities analysts, Colin V. Reed, Chairman and Chief Executive Officer, David Kloeppel, Chief Financial Officer, and John Caparella, Chief Operating Officer of Gaylord Hotels will provide an overview of the Company’s operating philosophy, long term growth initiatives and financing strategy in order to further develop the Gaylord Hotels brand and expand distribution into new markets. Key elements of the plan include:
•	Continue to build on Gaylord Hotels’ market leadership in the meeting and convention industry through expanded distribution
Enhanced distribution is the Company’s primary goal for the period 2007 to 2010. The Company believes that current group demand in the U.S. would support in excess of its previous estimates of eight to 10 large Gaylord Hotel properties. Recent market research conducted by the Company supports a larger need for a meetings-oriented hotel brand. Currently, Gaylord Hotels is expanding and under negotiations to expand distribution into two new and important locations, Prince George’s County, Maryland and Chula Vista, California. Over the past six years, Gaylord Hotels’ differentiated business model and “all-under-one-roof” offerings have generated strong demand within the meeting and convention segment of the hospitality industry, leading to significant revenue per available room[1] (“RevPAR”), total revenue per available room[2] (“Total RevPAR”) and Consolidated Cash Flow[3] (“CCF”) growth since 2001. Because Gaylord’s core customers book large blocks of rooms years in advance, the Company’s unique market focus also provides unmatched visibility into future revenue streams.

The opening of the expanded 2,000-room Gaylord National Resort and Convention Center in April 2008 remains an integral component of the Company’s efforts to further expand the distribution of its large-scale convention hotels across the nation. With the high level of demand generated by the Gaylord National among meeting planners, the Company expects this new addition to the Gaylord Hotels network to deliver strong operating and financial performance in its first year of operation, by providing meeting and convention customers with a premium product unparalleled in the Washington D.C. market.
Gaylord Hotels turned down a total of 6.1 million group room nights in 2006, a significant share of that demand from group customers managing 200-600 room night meetings. By aggressively expanding Gaylord’s unique service model into new markets with smaller meetings-oriented hotels, and by leveraging Gaylord’s strong relationships with meeting planners, the Company will be able to cater to this underserved segment of the meetings industry that has an appetite for the Gaylord service experience in a smaller environment. The product extension strategy allows the Company to attract new premium group customers and effectively rotate existing and loyal target group customers to new smaller-scale hotels.
•	Expand to Capitalize on Strong Brand Recognition and Demand
In 2006, Gaylord Hotels could only accommodate 15 percent of its total group demand given the current room and meeting space capacity at its existing hotels. The recently announced expansion of Gaylord Opryland Resort and Convention Center will serve as a model for other possible expansions across the Gaylord network. The current $400 million expansion planned at Gaylord Opryland will add over 400,000 square feet of convention and meeting space and a new 435-room, luxury all-suite hotel adjacent to its current facility.

•	Transform existing assets into leisure destinations through key operating relationships
Gaylord Entertainment believes that through key operating and capital partnerships it can develop existing real estate surrounding its hotels into leisure destinations. By enhancing existing properties with entertainment/leisure assets, the Company will be able to attract a higher number of transient guests, providing a robust complement to group business during lower demand periods.
“As a result of Gaylord’s close relationships with meeting planners and convention customers, we have identified several opportunities that we believe will enable us to capture a more significant share of the group segment in the industry,” said Colin V. Reed, Chairman and Chief Executive Officer of Gaylord Entertainment. “First and foremost, our intense focus on the further development of the large hospitality segment is critical to generating continued growth for our Company. Through the expansion of our existing assets, building additional properties in key markets and co-investing in additional attractions, we believe that we can lock in our position as the market leader.”

“In addition, our success in building tremendous brand equity and offering a truly unique product has caught the attention of meeting planners and meetings and convention guests who desire the Gaylord experience. Due to overwhelming demand, we have had to turn away a significant number of potential customers. By executing on a plan to rapidly expand our distribution we can profitably address this underserved segment and effectively diversify and grow our revenue base,” said Reed.
Guidance
In conjunction with the discussion on Gaylord Entertainment’s operating initiatives, the Company will also provide operating and financial guidance through 2010.
“We believe that with the successful implementation of these strategies, we can significantly grow the Company over the next several years, and as our guidance indicates, deliver sustainable RevPAR, Total RevPAR and CCF growth through 2010 for our core portfolio of hotels. We expect the Gaylord National, the new addition to the Gaylord Hotels network, to generate strong operating and financial performance in its early years of operation,” said Reed.
Reed continued, “We are enthusiastic about the long-term strength of our business. Operationally we continue to enhance and refine our service standards and processes to further drive customer satisfaction and loyalty. This dynamic process creates some year-over-year margin anomalies but the business overall gets stronger and more profitable. Margins in the first quarter of 2007 were slightly impacted by new service initiatives that were implemented towards the end of 2006 and, as we described on our fourth quarter earnings call, first quarter 2007 will be the softest of the year. Despite difficult comparisons to 2006, the quarter came in largely as expected. We are on track for the full-year and are reaffirming the guidance we provided in February. It is also important to reiterate that while 2007 should bring solid growth for our business, given all of the major strategic initiatives we are taking on, we will be in a stronger position to generate even greater returns for shareholders in 2008 and beyond.”
The Company announced during its fourth quarter 2006 earnings release that it will suspend issuing full year guidance for ResortQuest until the conclusion of its review of options to maximize value in this investment.

The following outlook is based on current information as of April 5, 2007. However, the Company may update this business outlook or any portion thereof at any time for any reason.
2007 Guidance

	1st Quarter 2007	Full Year
Consolidated Cash Flow
Gaylord Hotels	$46 -- 48 Million	$182-190 Million
Opry and Attractions	$0.1 -- 0.2 Million	$11-12 Million
Corporate and Other	$(10 -- 9 Million)	$(43-40) Million

Same-store advance bookings	0.3 -- 0.4 Million	1.3 - 1.4 Million
Gaylord Hotels RevPAR	1% - 2%	5%-7%
Gaylord Hotels Total RevPAR	2% -- 3%	7%-9%
Long-Term Guidance

2007 - 2010
Compound Annual
Average Growth Rate
Gaylord Hotels Same-Store[4]
RevPAR	5% - 7%
Total RevPAR	5% - 7%
Consolidated Cash Flow	9% - 12%

	2008 *	2010
	Opening Year	Stabilized
Gaylord National
Occupancy	72% - 75%	76% - 79%
ADR	$230 - 240	$260 - 270
RevPAR	$166 - 180	$198 - 213
Total RevPAR	$360 - 380	$410 - 430
Consolidated Cash Flow	$50 - 60 Million	$100 - 115 Million
*Note: 2008 represents a partial year.
Conference Call and Web Cast Information
The Analyst and Investor Conference presentations will be web cast on Thursday, April 5 from 9 a.m. — 2 p.m. EST. Management presentations will occur in the following order:

9:00 a.m.	Gaylord Entertainment Long Range Strategy
Speaker: Colin V. Reed, Chairman and Chief Executive Officer

10:00 a.m.	Gaylord Hotels Operating Philosophy
Speaker: John Caparella, Executive Vice-President and Chief Operating Officer

11:45 a.m.	Gaylord Entertainment Long Range Financial Plan
Speaker: David Kloeppel, Executive Vice-President and Chief Financial Officer

1:15 p.m.	Formal Q&A
The web cast can be accessed at Gaylord’s Investor Relations web site at http://ir.gaylordentertainment.com. Please access the web site at least 15 minutes prior to the beginning of the scheduled presentations to register, download and install necessary multimedia streaming software. After the conference, the web cast will be archived and available indefinitely on the web site. The Analyst and Investor Conference will also be available via dial-in at (888) 823-7468, conference ID 8611838.
About Gaylord Entertainment
Gaylord Entertainment (NYSE: GET), a leading hospitality and entertainment company based in Nashville, Tenn., owns and operates three industry-leading brands — Gaylord Hotels (www.gaylordhotels.com), its network of upscale, meetings-focused resorts, ResortQuest (www.resortquest.com), the nation’s largest vacation rental property management company, and the Grand Ole Opry (www.opry.com), the weekly showcase of country music’s finest performers for 80 consecutive years. The company’s entertainment brands and properties include the Radisson Hotel Opryland, Ryman Auditorium, General Jackson Showboat, Gaylord Springs, Wildhorse Saloon, and WSM-AM. For more information about the company, visit www.gaylordentertainment.com.
This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include the risks and uncertainties associated with economic conditions affecting the hospitality business generally, the timing of the opening of new facilities, increased costs and other risks associated with building and developing new hotel facilities, the geographic concentration of our hotel properties, business levels at the Company’s hotels, and our ability to successfully operate our hotels. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the Company with the Securities and Exchange Commission and include the risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 31st, 2006. The Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.
[1] The Company calculates revenue per available room (“RevPAR”) for its hospitality segment by dividing room sales by room nights available to guests for the period.

[2] The Company calculates total revenue per available room (“Total RevPAR”) by dividing the sum of room sales, food & beverage, and other ancillary services revenue by room nights available to guests for the period.

[3] Consolidated Cash Flow (“CCF”) (which is used in this presentation as that term is defined in the Indenture governing the Company’s 8% and 6.75% senior notes) is defined as operating income plus depreciation and amortization and excludes the impact of pre-opening costs, impairment charges, the non-cash portion of the naming rights agreement and the Florida ground lease expense, non-recurring ResortQuest integration charges which when added to other expenses related to the merger do not exceed $10 million, stock option expense, the non-cash gains and losses on the disposal of certain fixed assets, and adds (subtracts) other gains (losses), including the $5.4 million gain on the collection of a note receivable held by ResortQuest as well as dividends received from our investments in unconsolidated companies. The Consolidated Cash Flow measure is one of the principal tools used by management in evaluating the operating performance of the Company’s business and represents the method by which the Indentures calculate whether or not the Company can incur additional indebtedness, (for instance, in order to incur certain additional indebtedness, Consolidated Cash Flow for the most recent 4 fiscal quarters as a ratio to debt service must be at least 2 to 1). The calculation of these amounts as well as a reconciliation of those amounts segment operating income is included as part of the Supplemental Financial Reconciliation Schedule provided with this press release and available on the Gaylord Entertainment Investor Relations website. The calculation of CCF margin is CCF as a percentage of revenue.

[4] Gaylord Hotels same-store operating and financial figures include the Gaylord Opryland, Gaylord Palms, Gaylord Texan and Radisson hotel in Nashville, TN.

Investor Relations Contacts:	Media Contacts:
David Kloeppel, CFO	Josh Hochberg
Gaylord Entertainment	Sloane & Company
(615) 316-6101	(212) 446-1892
dkloeppel@gaylordentertainment.com	jhochberg@sloanepr.com
~or~	~or~
Key Foster, VP Treasury, Strategic Planning & Investor Relations	Brian Abrahamson
Gaylord Entertainment	Corporate Communications
(615) 316-6132	Gaylord Entertainment
kfoster@gaylordentertainment.com	(615) 316-6302
~or~	babrahamson@gaylordentertainment.com
Rob Tanner, Director
Investor Relations
Gaylord Entertainment
(615) 316-6572
rtanner@gaylordentertainment.com

GAYLORD ENTERTAINMENT COMPANY
Non-GAAP Financial Measures and Reconciliations
     In our press release and schedules, and related conference calls, we report certain financial measures that are not prescribed or authorized by United States generally accepted accounting principles (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the tables on the following pages reconcile the most directly comparable generally accepted accounting principle measures to the non-GAAP measures that we refer to in our press release. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures are not alternatives to revenue, operating income, income from continuing operations, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and/or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.
     Adjusted EBITDA (defined as earnings before interest, taxes, depreciation, amortization, as well as certain unusual items) is used herein because we believe it allows for a more complete analysis of operating performance by presenting an analysis of operations separate from the earnings impact of capital transactions and without certain items that do not impact our ongoing operations such as the effect of the changes in fair value of the Viacom and CBS stock we own and changes in the fair value of the derivative associated with our secured forward exchange contract and gains on the sale of assets. In accordance with generally accepted accounting principles, the changes in fair value of the Viacom and CBS stock and derivatives are not included in determining our operating income (loss). The information presented should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States (such as operating income, net income, or cash from operations), nor should it be considered as an indicator of overall financial performance. Adjusted EBITDA does not fully consider the impact of investing or financing transactions, as it specifically excludes depreciation and interest charges, which should also be considered in the overall evaluation of our results of operations. Our method of calculating adjusted EBITDA may be different from the method used by other companies and therefore comparability may be limited.
     Consolidated Cash Flow (which is used in this release as that term is defined in the Indentures governing the Company’s 8% and 6.75% senior notes) also excludes the impact of pre-opening costs, impairment charges, the non-cash portion of the naming rights and Florida ground lease expense, non-recurring ResortQuest integration charges which when added to other expenses related to the merger do not exceed $10 million, stock option expense, the non-cash gains and losses on the disposal of certain fixed assets, and adds (subtracts) other gains (losses), including the $5.4 million gain on the collection of a note receivable held by ResortQuest and dividends received from our investments in unconsolidated companies. The Consolidated Cash Flow measure is one of the principal tools used by management in evaluating the operating performance of the Company’s business and represents the method by which the Indentures calculate whether or not the Company can incur additional indebtedness (for instance in order to incur certain additional indebtedness, Consolidated Cash Flow for the most recent four fiscal quarters as a ratio to debt service must be at least 2 to 1). The calculation of CCF margin is CCF as a percentage of revenue.

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES
RECONCILIATION OF HISTORICAL FINANCIAL STATEMENTS
(in thousands, except operating metrics)
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”),
Consolidated Cash Flow (“CCF”) and Consolidated Cash Flow Margin (“CCF Margin”) reconciliation:

	FY 2001	FY 2002	FY 2003	FY 2004	FY 2005	FY 2006
Gaylord Hotels Segment
Revenues	$228,712	$339,380	$369,263	$473,051	$576,927	$645,437
Operating income (loss)	$34,270	$17,059	$30,785	$29,320	$67,700	$91,913
Depreciation & amortization	25,593	44,924	46,536	58,521	63,188	64,502

Adjusted EBITDA	$59,863	$61,983	$77,321	$87,841	$130,888	$156,415
Pre-opening costs		8,913	11,562	14,205	5,005	7,174
Non-cash lease expense		6,546	6,450	6,551	6,490	6,303
Stock Option Expense		0	0	0	0	1,088
Gains and (losses), net		0	(19)	(106)	42	(33)

CCF		$77,442	$95,314	$108,491	$142,425	$170,947

CCF Margin	26%	23%	26%	23%	25%	27%

Gaylord Entertainment
Revenues	$296,066	$405,252	$447,108	$728,623	$866,539	$947,922
Operating income (loss)	$(43,221)	$7,090	$(16,756)	$(14,517)	$20,634	$(68,446)
Depreciation & amortization	38,405	56,480	58,918	77,643	83,203	85,840

Adjusted EBITDA	$(4,816)	$63,570	$42,162	$63,126	$103,837	$17,394
Pre-opening costs		8,913	11,562	14,205	5,005	7,174
Non-cash lease expense		7,620	7,470	7,386	7,096	6,530
Stock Option Expense		0	0	0	0	6,172
Gains and (losses), net		(26,020)	3,065	7,185	8,733	124,283

CCF		$54,083	$64,259	$91,902	$124,671	$161,553

CCF Margin	-2%	13%	14%	13%	14%	17%

Grand Ole Opry
Revenues						$25,573
Operating income (loss)						$5,120
Depreciation & amortization						2,162

Adjusted EBITDA						$7,282
Pre-opening costs						0
Non-cash lease expense						0
Stock Option Expense						131
Gains and (losses), net						—

CCF						$7,413

CCF Margin						29%

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES
RECONCILIATION OF HISTORICAL FINANCIAL STATEMENTS
(in thousands, except operating metrics)
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”),
Consolidated Cash Flow (“CCF”) and Consolidated Cash Flow Margin (“CCF Margin”) reconciliation:

		Q2 2004	Q3 2004	Q4 2004	Q1 2005
Gaylord Texan
Revenues		$31,299	$32,808	$37,956	$40,462
Operating income (loss)		$(4,655)	$(823)	$2,471	$5,395
Depreciation & amortization		4,859	4,677	5,018	5,013

Adjusted EBITDA		$204	$3,854	$7,489	$10,408
Pre-opening costs		2,949	0	0	0
Non-cash lease expense		0	0	0	0
Stock Option Expense		0	0	0	0
Gains and (losses), net		—	(1)	1	11

CCF		$3,153	$3,853	$7,490	$10,419

CCF Margin		10.1%	12%	20%	26%

	FY 2001					FY 2006

Gaylord Opryland
Revenues	$221,932					$281,224
Operating income (loss)	$27,404					$48,654
Depreciation & amortization	24,148					21,670

Adjusted EBITDA	$51,552					$70,324
Pre-opening costs						0
Non-cash lease expense						0
Stock Option Expense						486
Gains and (losses), net						14

CCF						$70,825

CCF Margin	23%					25%

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES
RECONCILIATION OF FORWARD-LOOKING STATEMENTS
Unaudited
(in thousands, except operating metrics)
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization
(“Adjusted EBITDA”), Consolidated Cash Flow (“CCF”) reconciliation:

	GUIDANCE RANGE
	Q1 2007		Full Year 2007
	Low	High	Low	High
Gaylord Hotels
Estimated Operating income (loss)	$24,348	$26,348	$88,500	$96,500
Estimated Depreciation & amortization	21,279	21,279	67,500	67,500

Estimated Adjusted EBITDA	$45,627	$47,627	$156,000	$164,000
Estimated Pre-opening costs	—	—	18,300	18,300
Estimated Non-cash lease expense	—	—	6,300	6,300
Estimated Stock Option Expense	373	373	1,400	1,400
Estimated Gains and (losses), net	—	—	—	—

Estimated CCF	$46,000	$48,000	$182,000	$190,000

Opry and Attractions
Estimated Operating income (loss)	$(1,529)	$(1,449)	$4,800	$5,800
Estimated Depreciation & amortization	1,577	1,577	5,900	5,900

Estimated Adjusted EBITDA	$48	$128	$10,700	$11,700
Estimated Pre-opening costs	—	—	—	—
Estimated Non-cash lease expense	—	—	—	—
Estimated Stock Option Expense	69	69	300	300
Estimated Gains and (losses), net	—	—	—	—

Estimated CCF	$117	$197	$11,000	$12,000

Corporate and Other
Estimated Operating income (loss)	$(13,421)	$(12,421)	$(55,600)	$(52,600)
Estimated Depreciation & amortization	1,361	1,361	5,100	5,100

Estimated Adjusted EBITDA	$(12,060)	$(11,060)	$(50,500)	$(47,500)
Estimated Pre-opening costs	—	—	—	—
Estimated Non-cash lease expense	—	—	—	—
Estimated Stock Option Expense	2,056	2,056	3,500	3,500
Estimated Gains and (losses), net	—	—	4,000	4,000

Estimated CCF	$(10,004)	$(9,004)	$(43,000)	$(40,000)

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES
RECONCILIATION OF FORWARD-LOOKING STATEMENTS
Unaudited
(in thousands, except operating metrics)
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization
(“Adjusted EBITDA”), Consolidated Cash Flow (“CCF”) reconciliation:

	GUIDANCE RANGE
	Full Year 2008*		Full Year 2010
	Low	High	Low	High
Gaylord National
Estimated Revenue	$198,463	$213,833	$301,742	$320,507
Estimated Operating income (loss)	$11,017	$20,923	$44,230	$58,650
Estimated Depreciation & amortization	26,116	26,210	55,696	56,276

Estimated Adjusted EBITDA	$37,133	$47,133	$99,926	$114,926
Estimated Pre-opening costs	12,811	12,811	—	—
Estimated Non-cash lease expense	—	—	—	—
Estimated Stock Option Expense	56	56	74	74
Estimated Gains and (losses), net	—	—	—	—

Estimated CCF	$50,000	$60,000	$100,000	$115,000

CCF Margin	25%	28%	33%	36%

Gaylord Hotels Same-Store
Estimated Operating income (loss)			$149,231	$185,147
Estimated Depreciation & amortization			78,467	72,551

Estimated Adjusted EBITDA			$227,698	$257,698
Estimated Pre-opening costs			—	—
Estimated Non-cash lease expense			5,916	5,916
Estimated Stock Option Expense			1,386	1,386
Estimated Gains and (losses), net			—	—

Estimated CCF			$235,000	$265,000

*	Represents a partial year of operation at the Gaylord National